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                                                                   EXHIBIT 99.3

     INSTRUCTION TO REGISTERED HOLDER AND/OR BOOK-ENTRY TRANSFER FACILITY
                            PARTICIPANT FROM OWNER
                                      OF
                         REMINGTON ARMS COMPANY, INC.

              9 1/2% SENIOR SUBORDINATED NOTES DUE 2003, SERIES A

To Registered Holder and/or Participant of the Book-Entry Transfer Facility:

  The undersigned hereby acknowledges receipt of the Prospectus dated May   ,
1997 (the "Prospectus") of Remington Arms Company, Inc., a Delaware corporation formerly named RACI Acquisition Corporation ("Remington") and RACI Holding, Inc. a Delaware corporation ("Holding"), and the accompanying Letter of Transmittal (the "Letter of Transmittal"), that together constitute Remington's offer to exchange up to $100,000,000 aggregate principal amount of their 9 1/2% Senior Subordinated Notes due 2003, Series B (the "New Notes"), which will have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of their outstanding 9 1/2% Senior Subordinated Notes due 2003, Series A (the "Existing Notes") and Holding's offer to exchange its guarantee of New Notes for its guarantee of the Existing Notes (the "Exchange Offer"). Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

  This will instruct you, the registered holder and/or book-entry transfer facility participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Existing Notes held by you for the account of the undersigned.

  The aggregate face amount of the Existing Notes held by you for the account of the undersigned is (fill in amount):

    $     of the 9 1/2% Senior Subordinated Notes due 2003, Series A.

    With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

    [_] To TENDER the following Existing Notes held by you for the account of the undersigned (insert principal amount of Existing Notes to be tendered, if any):

    $     of the 9 1/2% Senior Subordinated Notes due 2003, Series A.

    [_] To TENDER the following Existing Notes held by you for the account of the undersigned in exchange for certificated New Notes (insert principal amount of Existing Notes to be so tendered, if any):

    $     of the 9 1/2% Senior Subordinated Notes due 2003, Series A.

    [_]NOT to TENDER any Existing Notes held by you for the account of the undersigned.

  If the undersigned instructs you to tender the Existing Notes held by you for the account of the undersigned, it is understood that you are authorized
(a) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representation and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations that (i) the undersigned's principal residence is in the state
of (fill in state)         , (ii) the undersigned is neither an "affiliate" of
the Company within the meaning of Rule 405 under the Securities Act of 1933, as amended (the "Securities Act"), nor a broker-dealer tendering Existing Notes acquired directly from the Company for its own account, (iii) the undersigned is acquiring the New Notes in the ordinary course of business of the undersigned, (iv) the undersigned is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in a distribution of the New Notes, and (v) the
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undersigned acknowledges that any person participating in the Exchange Offer for the purpose of distributing the New Notes must comply with the registration and prospectus delivery requirements of the Securities Act of 1933, as amended, in connection with a secondary resale transaction of the New Notes acquired by such person and cannot rely on the interpretations of the staff of the Securities and Exchange Commission set forth in no-action letters issued to third parties (b) to agree, on behalf of the undersigned, as set forth in the Letter of Transmittal; and (c) to take such other actions as necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of such Existing Notes.



                                   SIGN HERE

 Name of beneficial owner(s): _________________________________________________

 Signature(s): ________________________________________________________________

 Name(s) (please print): ______________________________________________________

 Address: _____________________________________________________________________

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 Telephone Number: ____________________________________________________________

 Taxpayer identification or Social Security Number: ___________________________

 Date: ________________________________________________________________________